Exhibit 99.1

GENIUS BRANDS INTERNATIONAL, INC.

Update to the Investment Community Webcast

June-12-2018

Operator: Greetings and welcome to the Genius Brands International Update to the Investment Community Webcast. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, press star, zero on your telephone keypad; or if you’re on the webcast and need technical support, press the question mark icon on the upper-right corner of your webcast player. As a reminder, this conference is now being recorded.

I would now like to turn the conference over to our host, Michael Porter, President of Porter Levay & Rose; please go ahead.

Michael Porter: Thank you, Diego. Good morning, ladies and gentlemen. The forward-looking statements, certain statements in this conference call constitute forward-looking statements within the meaning of the Federal Securities laws. Words such as may, might, will, should, believe, expect, anticipate, estimate, continue, predict, forecast, intend, or similar expressions are statements regarding intent, belief, or current expectations are forward-looking statements. While the Company believes that these forward-looking statements are reasonable, undue reliance should not be placed on any of these such forward-looking statements which are based on information available to us on the date of this call. These forward-looking statements are based upon current estimates and assumptions, and are subject to various risks and uncertainties, including without limitation, those set forth in the Company’s Annual Report or Form 10-K for the Fiscal Year ended December 31, 2017, under the heading of Risk Factors and other filings with the Securities and Exchange Commission. Not limited to risk factors related to the patented business contained therein, thus actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, further events, or otherwise except as required by law.

It is now my pleasure to turn the call over to Andy Heyward, President and CEO of Genius Brands. Andy, good morning.

Andy Heyward: Good morning, Michael, and thank you to everybody for joining us today. While I typically write a newsletter or hold an investor conference call only when I have something newsworthy to share, and today that is particularly the case. I want to discuss news today regarding our brand Rainbow Rangers, and specifically information as it’s related to Nickelodeon, Mattel, and Walmart.

I have invited Cindy Elfenbein who is our Vice President of Consumer Products and Business Retail Development to join and speak with us today since much of what we’re going to share has been under her oversight.

Having said the above, as we came out of the recent Licensing Expo in Las Vegas, our upcoming property, Rainbow Rangers, has emerged as a genuine blockbuster in the making and we have every expectation of it to become the next billion-dollar kid’s franchise. Billion is a big word. I don’t use it lightly. But before I turn the substance of the call over to Cindy, let’s look at what this enthusiasm is based on.

For those of you who are not familiar with Rainbow Rangers yet, Rainbow Rangers is an animated series targeted for preschool girls. It’s 52 11-minute episodes based on the adventures of seven diverse girls, each with different powers who live in a magical land, Kaleidoscopia, on the other side of the rainbow. When problems occur on Earth, the Rainbow Rangers cross over to rainbow to save the day. They are Earth’s first defenders.

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As many of you know, Rainbow Rangers was created by Rob Minkoff, the director of Disney’s Lion King, and Shane Morris, the co-writer of Disney’s Frozen, perhaps the two greatest animated hit films and consumer product merchandising programs ever to come from the Walt Disney Company. The Rainbow Rangers’ characters were all designed by Ruben Aquino who was the designer of virtually every Disney character from the Little Mermaid through Frozen. The head writer is Elise Allen who wrote not only the hugely successful animated Barbie specials but also Disney’s Lion Guard, the new Lion King spinoff.

Our Rainbow Rangers main title song and underscore has been written by Alex Geringas who scored Dreamworks’ Trolls, Dreamworks’ Penguins of Madagascar, and The LEGO Ninjago movie. The consumer products licensing program is run by our Senior VP of Licensing and Global Consumer Products, Lloyd Mintz, who prior to joining us at Genius Brands ran licensing a and consumer products for Hasbro Toys and before that worked inside Disney’s Consumer Products.

By each and every measure, Rainbow Rangers comes from a team of champions who individually and collectively have been responsible for some of the biggest animated hits ever made and literally the generation of billions of dollars of earnings. There’s no single predictor of success more important for an animated series than the broadcaster where the series is going to be seen. The broadcast partner for Rainbow Rangers is Nickelodeon which continues today as perhaps the single most successful broadcaster of kids’ animation. From SpongeBob SquarePants through Paw Patrol, both multibillion dollar brands, Nickelodeon has launched success after success after success.

Most animated series on Nickelodeon begin as a once-a-week broadcast and as they establish themselves they expand through five times a week. However, Nickelodeon has elected to launch Rainbow Rangers on a five-day week rotation. That underscores a huge vote of confidence in the series. The continuous daily exposure ensures a large and immediate awareness of our property with the largest possible audience and it’s distributed across virtually 100% penetration of the U.S. kid’s universe.

In addition, Nickelodeon has elected to start broadcast on November 5 during the November sweeps. Explaining what that means, this is where networks schedule their strongest and most competitive programs because based on the ratings that occur during the sweep period, the advertising rates of that network are set for the entire year. So, it’s very important that only the shows which have the highest likelihood of top performance are placed in the sweep period, as it’s the best time period. At the time of that decision of the programming they’ve, of course, reviewed scripts, story boards, preliminary animation, etc. which underscores their belief in the series.

Additionally, Nickelodeon has decided to do a “premiere month” launching five episodes a month every single month beginning in November and running through March 2019 with Premiere Promotion accompanying throughout. The value to Rainbow Rangers cannot be overstated.

Now we come to the pot-of-gold at the end of the rainbow—no pun intended here—the consumer products. As we all know, when a TV program is successful, the kids and parents extend the brand experience by purchasing the myriad products that are based on the TV show. As of today—and Cindy will get into this shortly with more detail—we have a lineup of manufacturers that covers virtually every major category of children’s products: our license fees are generally regarded as the best-in-class, that they have the most sought-after manufacturers, they have the best and broadest distribution, they command them most shelf space. For the most part, they’re Disney licensees. All of them are coming forth with multiple products, multiple SKUs that is, and collectively we’re going to have several hundred different Rainbow Ranger items coming on shelf to the marketplace.

I’m not going to go through who they are now because Cindy is going to talk about that in a moment, but it’s no overstatement to say that Rainbow Rangers was the talk of Licensing Expo, and the additional categories that we will have coming out of Licensing Expo are going to be powerful as well.

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We’re also receiving an increasing number of inquiries from international agencies eager to represent Rainbow Rangers. Despite not having launched even in the U.S. yet, we’ve been fielding unprecedented inquiries from broadcasters around the world. We’ve already signed deals in a considerable number of foreign territories and we anticipate closing more as the global animation market at Annecy in France this week.

Every licensee, as you can imagine, pays an advance and a guarantee to Genius Brands to get royalties paid for every item sold, and when the series is delivered we’ll begin recognition of that. There will literally be hundreds of different SKUs, as I’ve said, on shelf across virtually every product category. The Rainbow Rangers’ minimum guarantees, some of which of course are subject to broadcast obligations, are already many millions of dollars, and, yet, if the property hits, the guarantees will pale by comparison to the royalties that will quickly earn them out as income starts flowing.

The cumulative sales can be very large and I only need to remind you of the list of properties that recognize a success in an animated kids brand is in billions, not in millions, whether it’s Power Rangers or Ninja Turtles or Care Bears or Strawberry Shortcake or Barney or Spiderman or Paw Patrol or Pokémon, a hit in the kids content business is huge and transformational.

With that, I think I’m going to turn it over to you, Cindy, and share with everybody what you shared when we presented to the Walmart Entertainment Council last week under your glowing leadership.

Cindy Elfenbein: Okay. Well, good morning, everyone, and thank you, Andy, for the introduction. Before we begin, I would like to actually share with you the context around Rainbow Rangers and how our new preschool property actually all began.

In order to compete with the world’s biggest and best-known entertainment companies, we needed to be a little bit more nimbler on our feet, more attune to the marketplace, and more responsive and have proactive partners. We listened to the marketplace. For more than a year we heard from retailers and licensees that the market was hungry for a new preschool girls property that had a more modern look, a feel of sensibility that reflected today’s world and today’s girl. The market was tired of re-treads and updates of old brands and the same old same themes featuring princesses and nurturing with girls in secondary supportive and traditional roles.

The other thing we noticed in one of the best-performing preschool shows over the last seven years, obviously to what Andy said, is with Paw Patrol, which was originally developed with a boy audience in mind. It was over-indexing with girls despite the absence of a lead girl character. What this information told us is that there was a demand for a mission, a rescue-based show where girls could be the focal point of the action and be the leaders. We took these two market leader indicators and turned over the premise of a mission rescue-based show featuring girls, leading with a modern day sensibility, and that was called Rainbow Rangers.

Today I’d like to just walk you through a little bit of what we are in store for today, but I think—actually, wait a minute. I think I hear something. You know, our Rainbow Rangers really wanted to be here today and unfortunately they really could not be here, but I thought I heard somebody coming on the line. I'm not sure. Is anybody there?

Andy Heyward: Web leader, I think that is your queue.

Cindy Elfenbein: With that in mind, I thought I had heard Rosie Redd coming in, but let me see if I can actually get her. Hang on. Rosie, are you there? I think I hear you.

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Rosie Redd: Hi, Walmart. My name is Rosie Redd. I am the leader of Rainbow Rangers. We are Earth’s first responders on a mission to heal the planet and protect its animal inhabitants. Just like you, we are committed to helping people around the world. Together we can deliver solutions that leave the planet in great shape for the next generation of Rangers. Working together we can save money and live better.

Andy Heyward: I'm going to interject that we had apparently a technical glitch, but at the Walmart Entertainment Council conference where we were presenting a couple of days ago, we had an animation of one of our characters of Rainbow Rangers suddenly appear on the screen and speak to the Walmart crew. Cindy, you’re up.

Cindy Elfenbein: To move forward, I wanted to kind of give you a little bit of what the agenda was about. Obviously we had introductions and we had top management around all of Walmart actually present, from toys to home to apparel, all the big categories that would presented and be vast in the type of licensees we have on board.

We actually went over and did a whole Genius Brands overview. We talked about the Rainbow Rangers’ story, the brand DNA, which I’m going to actually walk you all through. We have a little teaser today that we’re going to actually share with you as well, a little bit of the licensing overview, some marketing initiatives and promotions, and then obviously we had next steps and a timeline.

First, I know that Andy actually pretty much has kind of overviewed Genius Brands International, so I'm going to just skip over this page. I think you know who we are and what we do, and all the platforms that we actually have on our Hour Genius Brands network.

He spoke about the wonderful creative side, our dream team. They had a vision and brought that dream team to life.

Now I’d just like to kind of speak to you about what the brand DNA is of Rainbow Rangers. There are seven elements that actually are a part Rainbow Rangers. The first one I'm going to actually speak to you about is Girl Power. Girl Power is first and foremost about girl empowerment. It’s popular buzzword these days, almost like cliché, that gets applied to anything and everything. It’s girl empowerment by portraying the adventures of a diverse group of seven girls who are capable of working as a team to take action and solve problems.

There’s also environmental responsibility. The girls are Earth’s first responders. The Rangers’ mission is to help and heal the planet and all of the inhabitants. The series raises environmental awareness and demonstrates how every child can help make a difference. This was actually a very important factor, as Walmart actually is very focused on sustainability. We thought they were a great partner as it pertains to that.

True diversity; the seven Rangers are truly a diverse group, not only by representing different ethnicities but also very distinct personalities, yet they are friends who learn how to communicate with one another and solve problems together. Rainbow Rangers celebrates diversity without even really calling it out. Diversity is baked actually in their DNA of the show.

Teamwork; while each of the Rangers have their own unique personality, the show also demonstrates the importance of teamwork, communication, and compromise.

Let’s not forget tenacity and grit. Today we all recognize the importance of raising resilient kids over all times that learn to deal with life setbacks and disappointments. The Rangers experience their own setbacks in every show where they generally mess up very badly, but they must pick themselves up and try something new and try and get to a solution.

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Then, of course, the last is the heart of every show: our comic adventure piece, which is an engaging story. It not only brings the girls’ personalities to life through nonstop adventure but also does it in a way that will bring laughter and giggles from the audience.

Let’s not forget Floof. He’s the only boy. He’s the unicorn and he is the only one that actually—he actually brings a lot of laughter and fun to the story.

Now I would like to actually share with you a little tease that we were able to actually share with Walmart. This is a four-minute exclusive footage that was never seen before.

Andy Heyward: This footage should run right now, and those of you who are on the WebEx will experience it. It’s going to be four minutes. As Cindy said, this was shown to the entire Walmart Entertainment Council, and the reaction was, I’d say, pretty off the charts. Are we running it?

Cindy Elfenbein: Well, they’re running it on their end.

Andy Heyward: Okay.

Cindy Elfenbein: Okay. That was the little teaser that we had for Walmart. They were extremely excited to see it, the animation. They made a lot of comments in saying how beautiful the animation was. It was colorful and exciting. Actually, we’re very excited to see how wonderful their comments were on this.

Just to move a little further along, I wanted to just chat with you about—Andy touched a little bit about our category partnerships. They are the best-in-class. These licensees are the ones that actually are the ones that really drive a lot of the businesses at Walmart, from Mattel all the way down to bedding with Jay Franco just to name a few, from Halloween with disguise and then Bentex, our apparel licensee.

Target audience is primarily three to six years old, and obviously we are planning on launching this brand at Q3 of 2019. One of the best things that at the end we were able to actually license a live stage show that’s going to be launching Q3 of 2019—George Gershwin Entertainment, that’s going to be a huge piece of our overall pieces as well. It will drive a lot of traffic and a lot of excitement for the brand. I’m going to talk a little bit about Gershwin later on in my presentation.

What you’re seeing up there is actually a Walmart floor plan. What’s great about this is that I really wanted to capture and show Walmart how many departments we’re actually going to be in. Now departments and categories are two different things. You can be in, let’s say, seven departments, but you can have probably 30 categories, 50 categories, 60 categories. It just shows the breadth and how broad our licensee range is.

Again, just wanted to just touch upon our style guide. We actually have 87 pages of our style guide and they are actually a huge piece and core pillars of Rainbow Rangers. Just to give you a little bit of the taste of how aspirational our characters are, we actually have different themes. You can read them up on the screen, from Rainbows Friends and Forever, the World of Kaleidoscopia where actually they live and they come from, to Ride with Me. So there’s a lot of aspirational learning characters but they have cool gadgets, engaging mission-based adventures, immersive storytelling, all of which lends themselves to a great toy line. This will give you sort of a taste of all of the aspirational gears and gadgets that will be available at Walmart.

Andy Heyward: Just so everybody knows what’s on the screen because not everybody is on the WebEx—some people are just listening—we’re putting up on the screen all of the different Mattel products that are on there, ranging from fashion dolls, various different sizes, accessories, and all of the…

Cindy Elfenbein: A lot of the accessories, a lot of them actually fly in a specter scooter, they actually have kaleidoscopes, which actually they communicate with, and so there are a lot of different accessories that will go along with the toy line.

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Also, the World of Kaleidoscopia where they live, which is extremely magical, each Ranger actually has their own tunnel based on their color and they actually have an environment in which they live which is extremely cool and different.

Now I want to just touch upon the marketing that was actually presented to Walmart. We actually had a 360-degree marketing campaign that we’re actually going to launch. It’s going to be touching upon social media, licensing, TV entertainment, retail product, advertising, digital, as well as the live entertainment.

We talked about the toy marketing initiatives. We have exclusive products that will actually be offered for Walmart particularly. They’ve actually asked for multipack figures, wanted two of the Rainbow Rangers exclusive doll assortment, as well as first-to-market if they support us with a full endcap. We are creating a 20-inch size Floof which will be exclusive to them as well.

Some of the marketing initiatives that Walmart supports is what we call in-store experiences. They love this because at this time with the demise of Toys “R” Us, actually, there’s been a lot of support when it comes down to the floor plan at Walmart. They are looking at different ways with supporting entertainment properties since they only have so much space within their aisle way. One of the things that they do support is what they call a pallet-train. This is two pallets that are put together in an environment that brings the story to life, so it actually pretty much tells the story of Rainbow Rangers. This pallet-train will include girl’s apparel, accessories, sleepwear, toys, and publishing, special hangtags that will promote Rainbow Rangers and Earth Day, and signage; obviously that will be throughout the store.

We can also have—and one of the opportunities would be a photo opportunity. They do a lot of retail payment at Walmart. They like when they can drive traffic through the stores and this is just another way of doing that.

The retail payment event is bringing kids and their parents into store and driving them to create excitement. Due to the celebration of Earth Day’s 50th anniversary on April 22, 2020, we are presenting to Walmart how to lead the Rainbow Rangers onto a mission and teach kids everywhere how important it is to heal the earth. Part of this activity is planting seeds as a child’s favorite gardening activity. Each child will be taught by the Rainbow Rangers via an animated tutorial video. Kids will come in and they will actually have their own tools, a gardening kit that will include an apron, gloves, biodegradable pots, seeds that will reflect each Rainbow Ranger’s color of the rainbow. Each of the children plants their seeds. Children will be able to go home and watch their plant grow. A guidebook will actually teach them as well and will also have enjoyed watching it grow.

I think the benefit from all of this is just tying it to a lot of Walmart’s sustainability and learning to take action and be patient and watch it go. What you’re seeing now is really just an environment where the children will do all of this.

Then these following slides are all the tools that kids will actually have, from an apron and gloves, seeds, biodegradable pot, plant markers so the kids can actually put their name on the pot that they’re growing, and then, of course, Floof there’s a watering can that can help water and watch them grow.

Then the last thing I just wanted to touch upon is also to the Gershwin Entertainment Live Show. As we said, this will be a tour in North America beginning Q3 2019. It will be highly dedicated fan-based and engage the Rainbow Rangers on this great event. There’ll be unique opportunities that actually we’re presenting to Walmart, whether it be a toy partner, promotional opportunity, a press conference, enter-to-win promotions, and marketing exposure.

Then, of course, we outlined to them what the Walmart partnership would mean to us and Genius Brands and what the marketing exposure and the digital exposure would actually drive to demand Rainbow Rangers. Part of that could be creating an animated—promoting various consumer products and a call to action.

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With that said, we are ending with a marketing plan and calendar. It’s obviously going to be super robust, leading all the way up to Q2 2020.

That will end the presentation of Ride Rangers Ride. Our Rainbow Rangers certainly have a lot to do in the next 18 months, but we’re excited that Walmart is looking at this as a very big opportunity.

Now I'm going to turn it over to Andy.

Andy Heyward: Okay. I think it would be hard to emphasize enough the importance of Walmart and launching the brand. In this particular case, their enthusiasm and engagement, we can’t put a big enough exclamation point on it, behind. The combination of the launch on Nickelodeon five days a week in the November sweeps, in that sheltered time period, alongside Walmart leading the way who has, of course, eaten up so much of the previous appetite that was previously with Toys “R” Us and being the largest retailer, you can’t put enough emphasis behind this, what this means in creating such an important piece of commerce for us.

One little last piece of note, NASDAQ is now aware of what’s been going on with Rainbow Rangers and they’ve invited us to do the Rainbow Rangers launch event concurrent with the Nickelodeon broadcast live from Times Square with them. It’ll be streamed. It’ll carry a great deal of publicity. It’s more than an honor. It’s a vote of confidence in what they believe Rainbow Rangers is going to become. We’ll have key licensees present and we’ll have a special surprise guest. We would invite any of our shareholders that would like to be there on that day.

I’ve often said it takes three to four years to develop and produce and license and bring a kid brand to the marketplace, so mindful of that, we began work on Rainbow Rangers almost four years ago, notwithstanding it’s rare that so many pieces of a puzzle fall into place so perfectly as this one has. As we prepare to deliver the series today for its November 5 launch, I feel like we’re kind of on the eve of the Normandy invasion. We’ve already begun development now for the episodes of the anticipated second season and we’re very excited about where this is going.

If anybody has any questions, I think at this point Cindy or myself will be happy to field them.

Operator: Thank you. At this time we will conduct our question-and-answer session. If you’d like to ask a question by telephone, press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You can also press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. Once again, to ask a question, press star, one on your telephone keypad and to remove your question press star, two on your telephone keypad. We will pause for a few moments while we poll for questions. Thank you.

Once again, to ask a question, press star, one on your telephone keypad. Please stand by while we poll for questions.

Our first question comes from Ishfaque Faruk with Westpark Capital. Please state your question.

Ishfaque Faruk: Hi. Good morning. Andy or Cindy, could you give me a sense for what some of the minimum guarantees are from some of the product categories? Why is there a time lag between the November launch and the launch of the consumer products and launch in Walmart?

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Andy Heyward: Yes. Well, the minimum guarantees, they vary from category to category; it depends on which they are. The total of the minimum guarantees, as I said, are several million at this point and we have various things that we have to do. Delivering the show, of course is in that, and we can’t recognize them until we deliver the show. The show starts delivery in November. It’ll be complete delivery in March. The minimum guarantees are all advances to get us royalties and, frankly, we expect that this will dramatically, quickly, earn out those advances and then the royalties just continue to flow in and of themselves.

We don’t bring the product into the marketplace for three quarters before it’s on the air. The reason is the following. This is a very time-tested and proven strategy. If you put all of your licensed product into the marketplace before the show has gripped and it doesn’t sell, you lose everything and you will not get a second chance. We want to have this very, very tight, pent-up appetite where the consumers are craving, they’re searching online, they’re looking where they can find the product, and then when it suddenly appears it becomes a floodgate. As I said, this is a time-proven strategy. It’s worked with Power Rangers, it’s worked with Ninja Turtles, it’s worked with Pokémon, it’s worked with Paw Patrol. By the way, everybody is now likening this to Paw Patrol for girls. Paw Patrol, again, I emphasize, has been a billion-dollar plus brand at retail and we have more licensees in place now than Paw Patrol had before they went on the air. They didn’t come to the market for the first—how long was it Cindy? I think two years.

Cindy Elfenbein: Two years, mm-hm.

Andy Heyward: Two years with their first product. We’ll be in third quarter 2019. This will be everywhere. All the products, they’ll be ubiquitous everywhere. I think we talked about the categories, but as I said, we have the best in every category. They’re all Disney’s licensees—master toy license, publishing, master apparel, sleepwear, bags and backpacks, cold-weather accessories, puzzles, Halloween costumes, bicycles, the touring stage show that Cindy mentioned from Gershwin; these are the same people that do the Peanuts stage show and the Sesame Street stage show, both very successful and we’ve started coordination now to be in the Walmart market with them to key Walmart markets. Jewelry and hair accessories, packaged underwear, coloring activity books, electronic toys, eyewear, food and consumer product packaged goods, juice drinks, frozen novelties, confections, footwear, games, health and beauty aids. Pretty much everybody has come to us, “We want to license for Rainbow Rangers,” and, as I said, it will be everywhere.

Ishfaque Faruk: That’s wonderful. Thank you, Andy.

Operator: Thank you. Just a reminder to ask a question by telephone at this time, press star, one on your telephone keypad. Once again, to ask a question, press star, one on your telephone keypad. We’ll pause for a couple of moments to see if there are any questions.

Ladies and gentlemen, I will now turn the conference back to Management for closing remarks.

Andy Heyward: Thank you all for being here today. If anybody has any questions, feel free to reach out to Michael Porter or myself. We look forward to following up and giving you all the latest developments. I'm also going to add that this was not the subject of today’s call. We’re going to have some exciting news to share with you next Tuesday regarding Netflix and Amazon.

On that note, we’re going to conclude the call. Thank you all.

Cindy Elfenbein: Thank you.

Operator: Thank you. This concludes today’s conference. All parties may disconnect. Have a good day.

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